Exhibit 99.1

OncoSec Announces Reverse Stock Split

November 8, 2022

PENNINGTON, N.J. and SAN DIEGO, November 8, 2022/PRNewswire/ — OncoSec Medical Incorporated (NASDAQ: ONCS) (the “Company” or “OncoSec”), a clinical-stage biotechnology company focused on developing intratumoral immunotherapies to stimulate the patient’s own immune system to target and eradicate cancer, today announced it intends to effect a 1-for-22 reverse split of its issued and outstanding common stock. The reverse stock split will become effective on November 9, 2022 (the “Effective Date”), and the Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens November 9, 2022.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on the Nasdaq Capital Market.

The Company’s Board of Directors approved the reverse stock split and the Company filed the Certificate of Change with the State of Nevada with the effective date of November 9, 2022. Approval of the reverse stock split by the Company’s stockholders was not required.

The Company’s common stock will continue to trade on Nasdaq Capital Markets under the symbol “ONCS”. The new CUSIP for the common stock following the reverse stock split will be 68234L 405.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share will instead be entitled to receive the number of shares after rounding up to the next whole shares. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post- reverse stock split.

About OncoSec Medical Incorporated

OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) is a biotechnology company focused on developing intratumoral immunotherapies to stimulate the body’s immune system to target and attack cancer. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-encoded interleukin-12 (IL-12), a naturally occurring human protein with immune-stimulating functions. The therapeutic approach, which employs electroporation (EP), is designed to produce a limited, localized expression of IL-12 in the tumor microenvironment, which ultimately enables the immune system to target and attack tumors throughout the body. OncoSec is committed to building a diverse clinical pipeline utilizing TAVO™ as a potential treatment for multiple cancer indications either as a monotherapy or in combination with leading checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: non-responders to anti-PD-1 treatment. Results from recently conducted clinical studies of TAVO™ have demonstrated a local anti-tumor immune response, and subsequently, a systemic therapeutic effect as either a monotherapy or combination treatment approach along with an acceptable safety profile, warranting further development. For more information, please visit www.oncosec.com.

TAVO™ is a trademark of OncoSec Medical Incorporated.

Risk Factors and Forward-Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Although we believe that expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the Securities Exchange Commission (“SEC”).. Please refer to the risk factors and other cautionary statements provided in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Company Contact

Investor Contact

Mike Moyer

LifeSci Advisors

+1-617-308-4306

mmoyer@lifesciadvisors.com